As filed with the Securities and Exchange Commission on November 16, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GENESEE & WYOMING INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-0984624 (I.R.S. Employer Identification Number)

66 Field Point Road
Greenwich, Connecticut 06830
(Address of Principal Executive Offices) (Zip Code)

Genesee & Wyoming Inc. 2004 Omnibus Incentive Plan
(Full title of the plan)

Adam B. Frankel, Esq.
Senior Vice President, General Counsel and Secretary
66 Field Point Road
Greenwich, Connecticut 06830
(Name and address of agent for service)

(203) 629-3722
(Telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title of securities to	Amount to be	Proposed maximum	Proposed maximum	Amount of
be registered	registered	offering price per share*	aggregate offering price*	registration fee
Class A Common Stock, par value $0.01	1,125,000	$26.91	$30,273,750	$3,836

* Estimated solely for the purpose of calculating the registration fee and calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of the Class A Common Stock as reported on the New York Stock Exchange on November 10, 2004.

Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Genesee & Wyoming Inc. 2004 Omnibus Incentive Plan.

PART I
PART II
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EX-5.1 OPINION OF HARTER, SECREST & EMERY LLP
EX-23.2 CONSENT OF INDEPENDENT ACCOUNTANTS
EX-23.3 CONSENT OF INDEPENDENT AUDITORS

This Registration Statement on Form S-8 relates to the Genesee & Wyoming Inc. 2004 Omnibus Incentive Plan pursuant to which the Registrant is authorized to issue up to 1,125,000 shares of its Common Stock together with such additional shares which become available upon the lapse, expiration, termination or cancellation of outstanding awards under the Registrant’s 1996 Option Plan, Directors’ Plan or Deferred Stock Plan. Such additional shares have been previously registered pursuant to separate S-8 registration statements (file Nos. 333-09165, 333-49231, 333-90845, 333-51684 and 333-67982 filed with the Securities and Exchange Commission on July 30, 1996, April 2, 1998, November 12, 1999, December 12, 2000 and August 20, 2001, respectively). Pursuant to Instruction E to Form S-8, the filing fee is being paid only with respect to the 1,125,000 shares of Common Stock not previously registered.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I will be sent or given to the employees participating in the Genesee & Wyoming Inc. 2004 Omnibus Incentive Plan, as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”). These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents of the Registrant previously filed with the Securities and Exchange Commission are incorporated herein by reference:

•	The Annual Report on Form 10-K for the year ended December 31, 2003 filed on March 15, 2004;

•	The Quarterly Reports on Form 10-Q for the quarter ended March 31, 2004 filed on May 10, 2004, for the quarter ended June 30, 2004 filed on August 9, 2004 and for the quarter ended September 30, 2004 filed on November 9, 2004;

•	The Current Reports on Form 8-K filed on January 7, 2004 (Item 2), March 9, 2004 (Item 5), and May 3, 2004 (Item 5);

•	The description of the Registrant’s Class A Common Stock, par value $.01 per share, contained in Item 9 of the Registrant’s Registration Statement on Form S-1, Amendment No. 3 (Registration No. 333-3972), filed with the Securities and Exchange Commission on June 18, 1996.

     All documents and reports filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports; provided, however, that the Registrant is not incorporating any information furnished under any current report on Form 8-K.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequent filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not Applicable.

Item 5. Interests of Named Experts and Counsel

     Not Applicable.

Item 6. Indemnification of Directors and Officers

     Under Section 10 of the Restated Certificate of Incorporation of the Registrant and Section 145 of the Delaware General Corporation Law, directors and officers are entitled to indemnification by the Registrant against liability that they may incur in their respective capacities as directors and officers under certain circumstances. The Registrant carries Directors and Officers’ Liability Insurance for this purpose.

Item 7. Exemption from Registration Claimed

     Not Applicable.

Item 8. Exhibits

     Reference is made to the information contained in the Exhibit Index filed as part of this Registration Statement, which information is incorporated herein by reference pursuant to Rule 411 of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act.

Item 9. Undertakings

     (a) The undersigned Registrant hereby undertakes (subject to the provision contained in Item 512(a) of Regulation S-K):

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut, on November 16, 2004.

GENESEE & WYOMING INC.

/s/ MORTIMER B. FULLER, III

Mortimer B. Fuller, III
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

     Each individual whose signature appears below constitutes and appoints each of Mortimer B. Fuller, III, John C. Hellmann, Adam B. Frankel, Esq. and James M. Andres, such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date	Title	Signature

November 16, 2004	Chairman of the Board and Chief Executive Officer	/s/ MORTIMER B. FULLER, III Mortimer B. Fuller, III

November 16, 2004	Chief Financial Officer	/s/ JOHN C. HELLMANN John C. Hellmann

November 16, 2004	Chief Accounting Officer and Global Controller	/s/ JAMES M. ANDRES James M. Andres

November 16, 2004	Director	/s/ ROBERT W. ANESTIS

Robert W. Anestis

November 16, 2004	Director	/s/ LOUIS S. FULLER

Louis S. Fuller

November 16, 2004	Director	/s/ T. MICHAEL LONG

T. Michael Long

Date	Title	Signature

November 16, 2004	Director	/s/ ROBERT M. MELZER

Robert M. Melzer

November 16, 2004	Director	/s/ PHILIP J. RINGO

Philip J. Ringo

November 16, 2004	Director	/s/ PETER O. SCANNELL

Peter O. Scannell

November 16, 2004	Director	/s/ MARK A. SCUDDER

Mark A. Scudder

November 16, 2004	Director	/s/ HON. M. DOUGLAS YOUNG, P.C.

Hon. M. Douglas Young, P.C.

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Restated Certificate of Incorporation (incorporated herein by reference to Exhibit I to the Registrant’s Definitive Information Statement on Schedule 14C filed on February 23, 2004).

4.2	Amended Bylaws (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Report of Form 10-Q for the quarter ended September 30, 2004.)

4.3	Specimen stock certificate representing shares of Class A Common Stock (incorporated herein by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-03972)).

4.4	Form of Class B Stockholders’ Agreement, dated as of May 20, 1996, among the Registrant, its executive officers and its Class B stockholders (incorporated herein by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-03972)).

4.5	Voting Agreement and Stock Purchase Option dated March 21, 1980 among Mortimer B. Fuller, III, Mortimer B. Fuller, Jr. and Frances A. Fuller, and amendments thereto dated May 7, 1988 and March 29, 1996 (incorporated herein by reference to Exhibit 9.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-03972)).

5.1*	Opinion of Harter, Secrest & Emery LLP.

23.1 *	Consent of Harter, Secrest & Emery LLP (contained in Exhibit 5.1 hereof).

23.2 *	Consent of Independent Accountants.

23.3 *	Consent of Independent Auditors.

24.1 *	Power of Attorney (included on the signature page to this Registration Statement).

99.1	Genesee & Wyoming Inc. 2004 Omnibus Incentive Plan (incorporated herein by reference to Appendix B to the Registrant’s Definitive Proxy Statement filed on April 19, 2004 in connection with the 2004 Annual Meeting of Stockholders).

* Filed herewith